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                [Key Bank USA, National Asscociation Letterhead]

Exhibit 99.1



June 30, 1998



The Chase Manhattan Bank
Corporate Trust Office
Chase Manhattan Bank, Trustee
450 W. 33rd Street, 14th Floor
New York, NY  10001

Attention:  JoAnn Manieri

In accordance with Section 13.10 of the Standard Terms and Conditions of Agreement for 1995-A Grantor Trust, AFG 1996-A Grantor Trust, AFG 1996-B Grantor Trust, AFG 1996-C Grantor Trust, and AFG 1996-D Grantor Trust. Key Bank USA, National Association, successor to AutoFinance Group, Inc., as Servicer, I hereby certify:

         1. A review of the activities of the Servicer during the period from July 1, 1997 to June 30, 1998, and of its performance under the Agreement has been made under my supervision, and

         2. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements during such period.


Sincerely,



/s/ Thomas R. Blend
Thomas R. Blend
Vice President


cc:   Standard & Poors Corporation
      Moody's Investor Service
      Fitch Investor Services
      First Boston Corporation